As filed with the Securities and Exchange Commission on March 3, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

REGENXBIO Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-1851754
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

9712 Medical Center Drive, Suite 100

Rockville, Maryland 20850

(240) 552-8181

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2015 Equity Incentive Plan

(Full title of plans)

Vittal Vasista

Chief Financial Officer

9712 Medical Center Drive, Suite 100

Rockville, Maryland 20850

(Name and address of agent for service)

(240) 552-8181

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jay K. Hachigian, Esq.

Keith Scherer, Esq.

Albert W. Vanderlaan, Esq.

Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive, Suite 900

Boston, Massachusetts 02210

Telephone: (617) 648-9100

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share
—2015 Equity Incentive Plan	1,052,538	$12.44	$13,093,572.72	$1,318.52
TOTAL	1,052,538		$13,093,572.72	$1,318.52

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Common Stock, as applicable.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options and shares of Common Stock are based upon the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Stock Exchange Global Market on March 1, 2016.

EXPLANATORY NOTE

Information Required in the Section 10(a) Prospectus

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed by REGENXBIO Inc. (the “Company”) for the purpose of registering additional shares of Common Stock under the Company’s 2015 Equity Incentive Plan and the Company’s (the “Plan”).

The number of shares of Common Stock available for issuance under the Plan is subject to an automatic annual increase on the first day of the Company’s calendar year beginning in 2016 equal to the lower of (a) 4.0% of the total number of shares of Common Stock outstanding on December 31st of the prior year or (b) the number determined by the Company’s Board of Directors (the “Evergreen Provision”). Accordingly, the number of shares of Common Stock available for issuance under the Plan was increased by 1,052,538 shares effective January 1, 2016. This Registration Statement registers the 1,052,538 additional shares of Common Stock available for issuance under the Plan as a result of the Evergreen Provision.

Of the 4,004,638 shares currently authorized by the Plan, 2,952,100 have already been registered pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-206984) filed on September 17, 2015 (the “Original Registration Statement”). The contents of the Original Registration Statement, including any amendments thereto or filings incorporated therein are incorporated herein by this reference. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

I-1

PART II

Information Required in the Registration Statement

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).					X

II-1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kenneth T. Mills and Sara Garon Berl, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth T. Mills Kenneth T. Mills	Chief Executive Officer, President and Director (Principal Executive Officer)	March 3, 2016

/s/ Vittal Vasista Vittal Vasista	Chief Financial Officer (Principal Financial Officer)	March 3, 2016

/s/ Donald J. Hayden, Jr. Donald J. Hayden, Jr.	Chairman of the Board of Directors	March 3, 2016

/s/ Luke M. Beshar Luke M. Beshar	Director	March 3, 2016

/s/ Edgar G. Engleman, M.D. Edgar G. Engleman, M.D.	Director	March 3, 2016

/s/ Allan M. Fox Allan M. Fox	Director	March 3, 2016

/s/ A.N. “Jerry” Karabelas, Ph.D. A.N. “Jerry” Karabelas, Ph.D.	Director	March 3, 2016

/s/ Camille Samuels Camille Samuels	Director	March 3, 2016

/s/ David C. Stump, M.D. David C. Stump, M.D.	Director	March 3, 2016

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).					X